Exhibit 99.3
November 1, 2022 Third Quarter 2022 Financial Results

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

- ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
- ability of SCE to implement its Wildfire Mitigation Plan and capital program;
- risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff ("PSPS") and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
- risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
- ability of SCE to maintain a valid safety certification;
- ability to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
- extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
- risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
- ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
- decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
- cost and availability of labor, equipment and materials, including as a result of supply chain constraints;
- ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
- risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
- pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
- physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
- risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
- risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator's transmission plans, and governmental approvals; and
- risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis" in Edison International's Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

November 1, 2022

Energy for What's Ahead℠ | 1

2 Edison International Third Quarter Update Q3 2022 core EPS driven primarily by rate base earnings and CSRP final decision GAAP EPS: ($0.33) Core EPS 1 : $1.48 EIX narrows 2022 EPS guidance $ 4.48 – 4.68 2022 Core EPS 1 SCE continues excellent WMP progress On pace to complete 4,300 miles of covered conductor by year - end In Q3, SCE resolved ~$350 million of claims for 2017/2018 Wildfire/Mudslide Events; revised best estimate ($598 million charge, after - tax) Expects first cost recovery filing by late 2023 EIX reiterates long - term EPS growth rate 5 – 7% EPS CAGR 2021 – 2025 2 1. See Earnings Per Share Non - GAAP Reconciliations and Use of Non - GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42 – 4.62 established Septem ber 16, 2021 November 1, 2022

SCE's ongoing deployment of covered conductor and other grid hardening measures helps keep its communities safe


Total distribution lines in high fire risk areas (HFRA)
Total Miles of Primary Distribution Lines
~17,000
Overhead vs. underground miles
Overhead
~10,000
Underground
~7,000
Overhead miles hardened by end of 2022
Bare Wire
~5,700
Covered Conductor
~4,300
Overhead miles hardened by end of 2028
Covered Conductor and Targeted Undergrounding
~8,600
Total hardened by end of 2028
(Remaining to be replaced through routine activities)
Total Hardened Miles
~15,600+

November 1, 2022
Energy for What's Ahead℠
3

4 SCE revises best estimate of expected losses for 2017/2018 Wildfire/Mudslide Events by $880 million, to $8.8 billion November 1, 2022 Change driven by new information • Statute of limitations for individual plaintiffs in Woolsey fire is now closed – Actual number of plaintiffs bringing claims now certain – Have obtained important additional information about claims • Now estimating higher costs to settle remaining claims, informed by experience to date Have better understanding of claims types • Now have a better sense for nature of claims (e.g., whether plaintiff has claim for smoke and ash damage, damaged property, entire property loss, or a business) Recent trends • Trends experienced in settlements have resulted in higher settlement values for various claims including: – Higher rebuild costs due in part to longer rebuild timelines – Increased inflation – More extensive landscaping damage Increased reserve related to Woolsey; reiterate TKM cost recovery application timeline — target filing by late 2023

Third Quarter Earnings Summary

		Q3 2022		Q3 2021		Variance
Basic Earnings Per Share (EPS)						
SCE	$	(0.21)	$	(0.75)	$	0.54
EIX Parent & Other		(0.12)		(0.15)		0.03
Basic EPS	**$**	**(0.33)**	**$**	**(0.90)**	**$**	**0.57**
Less: Non-core Items[1]						
SCE	$	(1.84)	$	(2.59)	$	0.75
EIX Parent & Other		0.03		—		0.03
Total Non-core Items	**$**	**(1.81)**	**$**	**(2.59)**	**$**	**0.78**
Core Earnings Per Share (EPS)						
SCE	$	1.63	$	1.84	$	(0.21)
EIX Parent & Other		(0.15)		(0.15)		—
Core EPS	**$**	**1.48**	**$**	**1.69**	**$**	**(0.21)**

Key SCE EPS Drivers[2]			
2021 GRC true-up in Q3 2021[3]		$	(0.35)
Higher revenue			0.30
CPUC revenue - GRC escalation	0.19		
CPUC revenue - Other[4,5]	0.08		
FERC and other operating revenue	0.03		
Higher O&M[5]			(0.18)
Wildfire-related claims			0.01
Higher depreciation[5]			(0.33)
Higher net financing costs[5]			(0.08)
Income taxes[4]			0.43
Other			—
Property and other taxes[5]	(0.03)		
Other income and expenses	0.03		
Results prior to impact from share dilution		$	(0.20)
Impact from share dilution			(0.01)
Total core drivers		$	(0.21)
Non-core items[1]			0.75
Total		$	0.54

Key EIX EPS Drivers[2]		
Total core drivers	$	—
Non-core items[1]		0.03
Total	$	0.03

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2022 second quarter key EPS drivers are reported based on 2021 weighted-average share count of 379.8 million. 2022 third quarter weighted-average shares outstanding is 381.6 million
3. 2021 GRC true-up in Q3 2021 of $(0.35) including $(0.19) in revenue ($(0.33) in GRC authorized revenue), $(0.23) in O&M and $0.07 in depreciation
4. Includes $0.45 of higher tax benefits related to balancing accounts, which are offset in revenue
5. Includes $0.37 previously deferred operating expenses recovered through a regulatory mechanism and offset in revenue, primarily related to the CSRP Decision

Note: Diluted earnings were $(0.33) and ($0.90) per share for the three months ended September 30, 2022 and 2021, respectively

November 1, 2022 Energy for What's Ahead℠ 5

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase in future GRC and other applications[1]

Capital Expenditures, $ in Billions



Future Requests
5.4
5.7
6.0
5.8–5.9
6.7

	2021	2022	2023	2024	2025
Range Case[2]	n/a	5.5	5.5	5.2	5.3

Total 2021–2025 capital plan of $27–30 billion driven by investments in safety and reliability

GRC track 1 and other approvals underpin spending through 2023

Primary 2024+ potential:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets
- Transportation electrification enabling investment

1. Forecast for 2024 includes amounts requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

November 1, 2022 Energy for What's Ahead℠ 6

2021 GRC track 1 decision provides rate base visibility through 2023; future applications expected to extend growth

From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment

Rate Base[1], $ in Billions



Future Requests
~9%
2021–2025 CAGR
35.3
38.6
41.9
44.8–45.0
49.5
2021
2022
2023
2024
2025

Range Case[2]	2021	2022	2023	2024	2025
	n/a	38.4	41.2	43.6	46.7

Forecast includes recovery of utility-owned storage and SCE's building electrification request

Substantial longer-term rate base growth potential from:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets
- Transportation electrification enabling investment

1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054
2. Range Case rate base reflects capital expenditure Range Case forecast
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

November 1, 2022

Energy for What's Ahead℠ | 7

EIX narrows 2022 core EPS guidance to $4.48–4.68 from $4.40–4.70

EIX 2022 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	YTD Recorded[1]	2022 Guidance[1]
SCE 2022 Rate Base EPS	3.97	5.33
SCE Operational Variances	0.25	0.23–0.42
EIX Parent and Other	(0.48)	(0.71)–(0.70)
EIX Operational Results	**3.74**	**4.85–5.05**
SCE Costs Excluded from Authorized	(0.25)	(0.37)
EIX Consolidated Core EPS	**$3.49**	**$4.48–4.68**

Key components of variances from SCE rate base EPS[1]

Rate Base EPS

Recording at current cost of capital pending 2022 cost of capital decision

SCE Operational Variances

Includes financing benefits associated with 2022 cost of capital proceeding	0.10

EIX Parent and Other

Operating expense, other	(0.14)–(0.13)
EIX interest expense / preferred dividends	(0.57)

SCE Costs Excluded from Authorized

Wildfire Insurance Fund contribution interest expense	(0.09)
Wildfire claims payment debt interest expense[2]	(0.12)
Short- and long-term incentive comp not in rates; SB 901 disallowed exec comp	(0.16)

1. YTD results as of September 30, 2022, based on 2022 YTD weighted average shares of 381.2 million; 2022 guidance based on weighted average shares assumption of 381.5 million
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

November 1, 2022 Energy for What's Ahead℠ 8

9 EIX is executing on its 2022 financing plan and has flexibility to defer equity content issuances to 2023 November 1, 2022 EIX 2022 Financing Plan 1 Q2 Update Q3 Update Maturity Refinancing Expect to refinance $700 million of parent debt with new debt issuances Completed $400 million parent refinancing in August Expect to refinance $300 million maturity with new debt Equity Content 2 Expect to issue securities with $300 – 400 million in combination of: – Preferred equity (50% equity content) – $100 million common equity via internal programs (100% equity content) – If needed, use of at - the - market (ATM) program (100% equity content) Need of $300 – 400 million of equity content: – $100 million common equity via internal programs ($75 million YTD) – Potential to complete remaining $200 – 300 million need with ATM program or preferred equity Execution Timing Issued $600 million term loan in April (maturing April 2023), providing flexibility for 2022 financing plan Flexibility to defer equity content securities issuance to 2023 – If deferred, will incorporate into 2023 financing plan to be shared on Q4 2022 earnings call ✓ ✓ 1. Financing plans are subject to change 2. Edison International expects to issue securities containing up to $250 million of equity content annually, on average from 20 22 through 2025. The higher - than - average equity content expected in 2022 is driven by the anticipated capital expenditures associated with SCE's utility owned storage projects

EIX and SCE are identifying offsets to higher interest rates and expect to deliver on 5–7% 2021–2025 EPS CAGR

Approximately $10 billion of the total ~$29 billion debt portfolio matures through 2027[1]

Outstanding Short- and Long-Term Debt Maturities (Q4 2022–2027)[1] as of September 30, 2022, $ in Millions

SCE Wildfire

Interest expense will be included in cost recovery applications. Current forecast embeds ~5.3% refinancing rate



Fixed Rate
Variable Rate
Wtd. Avg. Rate²
-
1,150
400
750
1,550
400
1,150
300
350
600
Q4 2022
2023
2.1%
2024
2.1%
2025
4.2%
2026
1.2%
2027
4.7%

SCE Operational

Minimal exposure based on authorized cost of capital and 2023 securitization of final $730 million of AB 1054 capex



550
1,765
730
1,035
-
900
-
-
Q4 2022
4.4%
2023
3.4%³
2024
2025
3.7%
2026
2027

EIX Parent

Currently forecasting ~6.1% refinancing rate



300
1,000
600
400
500
800
-
600
Q4 2022
3.1%
2023
4.1%
2024
3.6%
2025
4.8%
2026
2027
5.8%

1. Does not include commercial paper or amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023
2. For variable rate debt, based on 3-month term SOFR as of October 28, 2022, of 4.09% plus the applicable spread
3. Average rate does not include the interest on the $730 million variable rate term loan, which will be repaid upon securitization of AB 1054 capex and does not affect earnings

November 1, 2022

Energy for What's Ahead℠ | 10

11 SCE’s operational excellence program, Catalyst , includes >600 employee - driven ideas with capital and O&M benefits 1 November 1, 2022 Major Themes Example High Impact Ideas Work Planning • Improve O&M cost efficiency by bundling work activities across inspections and repairs to reduce number of visits to the same asset • Optimize use of SCE's crews vs. contractors to perform construction and other tasks to manage costs while also developing employees' skills Procurement • Expand use of strategic sourcing to additional spend categories to secure better pricing • Optimize insourcing vs. outsourcing mix for certain work activities • Leverage reduced costs from vegetation management contractors to improve competitive bidding • Revise material management process at contractor warehouses Technology and Tools • Implement a single work management tool for vegetation management to optimize contractor assignments • Improve customer experience and lower service operating costs through self - service and optimized website Highest impact ideas show breadth of opportunity across operations, including affordability, safety, quality, and customer experience 1. Financial benefits include O&M, costs recovered through balancing accounts, and capital expenditures

EIX reaffirms 5–7% 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90[1]

Pursuing opportunities to deliver 5–7% growth rate

2025 Core Earnings per Share Component Ranges[2]

Component	Tailwinds (▲) and Headwinds (▼)
Rate Base EPS[3] *(based on capex levels)* 6.50–6.90	▲ Non-GRC incremental capex opportunities ▲ ROE above / (▼ below) 10.30% ▲ Cost of capital mechanism (~5¢ EPS per 10bps change in CPUC ROE)
SCE Op. Variances *(including AFUDC)* 0.50–0.60	▲ Operational efficiencies ▲ Actual financing costs below / (▼ above) authorized
EIX Parent & Other *(including dilution)* (0.80)–(0.95)	▼ Higher interest rates on refinancing (~1¢ EPS per ±20bps change vs. current assumption of 6.1%) ▲ Lower total equity content issued
SCE Costs Excluded from Authorized *(primarily wildfire claims payment-related debt)* (0.70)–(0.65)	▼ Higher interest rates on refinancing (~1¢ EPS per ±20bps change vs. current assumption of 5.3%) ▼ Higher / (▲ Lower) actual losses from 2017/2018 Wildfire/Mudslide Events

Key Takeaways

Company incorporates **current interest rate and macroeconomic environment** into guidance ranges

Combinations of tailwinds and headwinds give us **ability to achieve EPS growth target**

Committed to deliver on 2021–2025 EPS growth rate target

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Annual core EPS growth during the period expected to be non-linear. Growth in any given year can be outside the range
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.5 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE of 10.3%. SCE has filed an application requesting a CPUC ROE for 2023 of 10.53%

November 1, 2022

Energy for What's Ahead℠ | 12

EIX has double-digit total return potential, supported by leadership role in clean energy transition

5–7% core EPS CAGR[1] 2021 to 2025	Underpinned by strong rate base growth of ~7–9% $27–30 billion 2021–2025 capital program
~4%+ current dividend yield[2]	18 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 60% load growth by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 65–70% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021
2. Based on EIX stock price on October 31, 2022
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through June 30, 2022

November 1, 2022 Energy for What's Ahead℠ 13

Appendix

15 Cost of Capital Status: Constructive proposed decisions issued for 2022. PD for 2023 – 2025 expected in November November 1, 2022 Year Proposed ROE Status 2022 10.30% (i.e., currently authorized) • Constructive proposed decision (PD) and alternate proposed decision (APD) issued on September 30 • Both find that extraordinary circumstances warrant departure from Cost of Capital Mechanism adjustment for 2022 • PD would initiate a Phase 2 to determine 2022 cost of capital • President Reynolds’ APD would leave cost of capital unchanged and close proceeding • Both proposed decisions expected to be voted on by the Commission on November 3 2023 – 2025 10.53% • Briefing submitted September 30 • Would reset Cost of Capital Mechanism (CCM) benchmark rate to 4.37% for determining whether CCM would trigger for 2024 or 2025 – Current spot Moody’s Baa Utility Bond Index is ~6.3% 1 • CPUC’s schedule calls for proposed decision around November 10 1. As of October 28, 2022

2017/2018 Wildfire/Mudslide Events Update: ~85% of best estimate resolved. Anticipate cost recovery filing by late 2023

SCE continues to make substantial progress resolving claims…

$ in Billions, as of September 30, 2022


8.8
Remaining Expected Potential Losses[1]
1.2
~85% of best estimate has been resolved
Best Estimate of Total Losses

…and SCE will seek CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance

Considerations for Future CPUC Cost Recovery Applications

SCE currently expects to seek cost recovery for ~$6 billion in separate applications for TKM[2] and Woolsey

- Excludes insurance recoveries, FERC recoveries, and other ineligible amounts
- SCE will include interest on debt issued to finance claims payments in recovery requests

SCE continues to anticipate filing **first application for cost recovery by late 2023**, assuming relevant proceedings progress as expected

Application timing will account for several factors, including:

- Substantial resolution of claims (90%+ of value) in each of TKM[2] and Woolsey
- Status of remaining estimated claims at time of filing
- Other litigation activities

1. After giving effect to all payment obligations under settlements entered into through September 30, 2022, including under the agreement with the Safety and Enforcement Division of the CPUC
2. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides

November 1, 2022

Energy for What's Ahead℠ | 16

Edison's near-term debt maturities are manageable with ~33% tied to SCE's operations or AB 1054 securitization

Currently Outstanding Debt Maturities (Q4 2022–2027)[1]

$ in Millions, as of September 30, 2022

	Q4 2022	2023	2024	2025	2026	2027
Variable Rate (SOFR+)						
SCE: Operational[2]	550	–	–	–	–	–
SCE: AB 1054 Bridge[2]	–	730	–	–	–	–
SCE: Wildfire Claims	–	400	400	–	–	–
EIX Parent[2]	–	600	–	–	–	–
Total Variable Rate	**550**	**1,730**	**400**	**–**	**–**	**–**
Fixed Rate						
SCE: Operational	–	1,035	–	900	–	–
SCE: Wildfire Claims	–	750	1,150	300	350	600
EIX Parent	300	400	500	800	–	600
Total Fixed Rate	**300**	**2,185**	**1,650**	**2,000**	**350**	**1,200**
Total Debt[1]						
SCE: Operational	550	1,035	–	900	–	–
SCE: AB 1054 Bridge	–	730	–	–	–	–
SCE: Wildfire Claims	–	1,150	1,550	300	350	600
EIX Parent	300	1,000	500	800	–	600
Total Debt	**850**	**3,915**	**2,050**	**2,000**	**350**	**1,200**

SCE term loan bridges to 2023 securitization of AB 1054 capex; does not affect earnings

EIX term loan provides flexibility for 2022 financing plan execution

SCE will seek cost recovery of claims settlements and associated interest[3]

1. Does not include commercial paper borrowings, amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023. The company may choose to remarket the tax-exempt bonds at that time. The bonds mature in 2033
2. Classified as short-term debt on the balance sheet
3. Refers to CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance. Excludes insurance recoveries, FERC recoveries, and other ineligible amounts. SCE will include interest on debt issued to finance claims payments in recovery requests

November 1, 2022 Energy for What's Ahead℠ 17

18 SCE continues to fund wildfire claims payments above insurance and FERC rate recoveries with debt November 1, 2022 Series Principal Due Rate 2021B 400 4/3/23 SOFR + 64bps 2021D 350 4/3/23 0.700% 2021J 400 8/1/23 0.700% 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2022D 600 6/1/27 4.700% 2022E 350 6/1/52 5.450% Total $4,300 Annualized Interest 1 : ~$120 Wildfire Claims Payment - Related Debt Issuances $ in Millions except percentages, as of September 30, 2022 Total issuance of $4.3 billion to - date; additional debt to be issued as more claims settled Interest expense not currently recoverable in rates, however, will be included in cost recovery applications for the 2017/2018 Wildfire/Mudslide Events 2 SCE has waiver from CPUC, allowing exclusion with respect to certain non - cash charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Extension of waiver pending decision from CPUC 1. Based on SOFR of 4.09% as of October 28, 2022 2. Excluding the carrying cost associated with the $375 million of wildfire claims payments foreclosed from cost recovery under an agreement with the Safety and Enforcement Division of the CPUC

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Uncollectibles, Wildfire-related, and Wildfire Insurance Applications

$ in Millions[1]

Approved Applications

	Balance @	Recovery	Remaining Rate Recovery by Year			
Application / Account	Sept. 30	Through	Q4 2022	2023	2024	2025
✓ GRC Track 1 (Jan.–Sept. 2021 Balance)	401	Dec. '23	80	321	–	–
✓ GRC Track 3	401	Sept. '25	33	134	134	100
✓ CSRP Track 1	388	Dec. 25	–	199	87	102
✓ GRC Track 2	324	Feb. '25	34	134	134	22
✓ 2020–2021 Residential Uncollectibles[2]	86	Feb. '25	22	34	26	4
Total	**1,600**		**168**	**822**	**381**	**229**

Pending & Future Applications *(Subject to CPUC Authorization)*

		Expected	Expected Rate Recovery by Year			
Application	Request[3]	Amort.[3]	Q4 2022	2023	2024	2025
Wildfire Mitigation & Vegetation Mgmt.	327	12 months	–	191	136	–
WEMA2	215	12 months	–	215	–	–
2022 CEMA	198	12 months	–	–	198	–
2021 CEMA	132	12 months	–	77	55	–
Total	**872**		–	**483**	**389**	**–**

Expected Securitizations[4,5]

AB 1054 Capital Included In:	Amount	Q4 2022	2023	2024	2025
GRC Tracks 1 & 3	730	–	730	–	–
Total	**730**	–	**730**	–	–

1. Numbers may not add due to rounding
2. 2020–2021 Residential Uncollectibles are tracked in a balancing account authorized by the CPUC and implemented in rates without a separate application
3. Requested revenue requirement. Amounts and amortization subject to CPUC approval
4. Amounts refer to securitization of AB 1054 capex. Actual timing will depend on the timing of CPUC authorizations and implementation in customer rates or execution of securitization transactions
5. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

November 1, 2022 Energy for What's Ahead℠ 19

2022 EIX Core Earnings Guidance Assumptions

		2022 Assumption	Additional Notes	
CPUC	**Rate Base** ($ in Billions)	$31.1		
	Return on Equity (ROE)	10.30%	• ROE sensitivity: 4 cents EPS for 10bps change in ROE	
	Equity in Capital Structure	52.0%		
FERC	**Rate Base** ($ in Billions)	$7.5		
	Return on Equity (ROE)[1]	10.30%		
	Equity in Capital Structure[1]	47.5%		
Other Items	**SCE Operational Variances** ($ Millions, after-tax)	~$85–160	Representative items:	
			• AFUDC	$130
			• Financing benefits associated with 2022 cost of capital proceeding	$38
			• Shareholder-funded expenses not recovered in GRC	$45
	SCE Wildfire Claims Payment Debt Interest Expense ($ Millions, after-tax)	~$45	• SCE funds resolution of wildfire claims with debt • $4.3 billion outstanding at 9/30/2022	
	EIX Equity Issuance[2] ($ in Millions)	~$300–400 of equity content	• See EIX Financing Plan update page	

1. Beginning in 2023, Intervenors have an annual opportunity to terminate the TO2019A Formula Rate. The earliest any new rate could become effective is January 1, 2024
2. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings

Note: All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%

November 1, 2022 Energy for What's Ahead℠ 20

Year-to-Date Earnings Summary

	YTD 2022	YTD 2021	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 0.97	$ 0.98	$ (0.01)
EIX Parent & Other	(0.45)	(0.36)	(0.09)
Basic EPS	**$ 0.52**	**$ 0.62**	**$ (0.10)**
Less: Non-core Items[1]			
SCE	$ (3.00)	$ (2.81)	$ (0.19)
EIX Parent & Other	0.03	—	0.03
Total Non-core Items	**$ (2.97)**	**$ (2.81)**	**$ (0.16)**
Core Earnings Per Share (EPS)			
SCE	$ 3.97	$ 3.79	$ 0.18
EIX Parent & Other	(0.48)	(0.36)	(0.12)
Core EPS	**$ 3.49**	**$ 3.43**	**$ 0.06**

Key SCE EPS Drivers[2]		
Higher revenue		$ 1.64
CPUC revenue - GRC escalation	0.53	
CPUC revenue - Other[3,4]	1.01	
FERC and other operating revenue	0.10	
Higher O&M[4]		(1.19)
Higher depreciation[4]		(0.49)
Higher net financing costs[4]		(0.20)
Income taxes[3]		0.41
Other		0.02
Property and other taxes[4]	(0.02)	
Other income and expenses	0.04	
Results prior to impact from share dilution		$ 0.19
Impact from share dilution		(0.01)
Total core drivers		$ 0.18
Non-core items[1]		(0.19)
Total		$ (0.01)

Key EIX EPS Drivers[2]	
EIX Parent and Other	(0.12)
Total core drivers	$ (0.12)
Non-core items[1]	0.03
Total	$ (0.09)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2022 key EPS drivers are reported based on 2021 weighted-average share count of 379.5 million. 2022 weighted-average shares outstanding is 381.2 million
3. Includes $0.39 of higher tax benefits related to balancing accounts, which are offset in revenue
4. Includes $1.22 previously deferred operating expenses recovered through a regulatory mechanism and offset in revenue, primarily related to 2021 GRC track 2 and track 3 approvals and the CSRP Decision

Note: Diluted earnings were $0.52 and $0.62 per share for the nine months ended September 30, 2022 and 2021, respectively

November 1, 2022 Energy for What's Ahead℠ 21

Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings (Losses) Attributable to Edison International, $ in Millions[1]

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
SCE	$ (80)	$ (284)	$ 369	$ 371
EIX Parent & Other	(48)	(57)	(172)	(135)
Basic Earnings	**$ (128)**	**$ (341)**	**$ 197**	**$ 236**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(600)	(899)	(891)	(909)
Wildfire Insurance Fund expense	(39)	(39)	(115)	(116)
Upstream Lighting Program decision	(64)	—	(64)	—
CSRP impairment	—	—	(34)	—
Employment litigation matter, net of recoveries	—	—	(16)	—
GRC track 3 impairment	—	—	(12)	—
Organizational realignment charge	—	—	(10)	—
Disallowed historical capital expenditures in SCE's 2021 GRC decision	—	(47)	—	(47)
Sale of San Onofre nuclear fuel	—	—	—	7
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of claims	11	—	11	—
Less: Total non-core items	**$ (692)**	**$ (985)**	**$(1,131)**	**$(1,065)**
SCE	623	701	1,511	1,436
EIX Parent & Other	(59)	(57)	(183)	(135)
Core Earnings	**$ 564**	**$ 644**	**$ 1,328**	**$ 1,301**

1. Non-core items are tax-effected at an estimated statutory rate of approximately 28%

November 1, 2022

Energy for What's Ahead℠

22

23 EIX Core EPS Non - GAAP Reconciliations November 1, 2022 1. 2022 EPS are reported based on weighted - average share counts of 381.6 million for third quarter and 381.2 million for year - to - da te; 2021 EPS are reported based on weighted - average share counts of 379.8 million for third quarter and 379.5 million for year - to - date Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International 1 Q3 2022 Q3 2021 YTD 2022 YTD 2021 Basic EPS (0.33) $ (0.90) $ 0.52 $ 0.62 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (1.57) (2.37) (2.34) (2.40) Wildfire Insurance Fund expense (0.10) (0.10) (0.30) (0.31) Upstream Lighting Program decision (0.17) — (0.17) — CSRP impairment — — (0.09) — Employment litigation matter, net of recoveries — — (0.04) — GRC track 3 impairment — — (0.03) — Organizational realignment charge — — (0.03) — Disallowed historical capital expenditures in SCE's 2021 GRC decision — (0.12) — (0.12) Sale of San Onofre nuclear fuel — — — 0.02 EIX Parent & Other Customer revenues for EIS insurance contract, net of claims 0.03 — 0.03 — Less: Total non-core items (1.81) (2.59) (2.97) (2.81) Core EPS 1.48 $ 1.69 $ 3.49 $ 3.43 $

24 Low High Basic EIX EPS $1.51 $1.71 Total Non - Core Items 2 (2.97) (2.97) Core EIX EPS $4.48 $4.68 1. EPS is calculated on the assumed weighted - average share count for 2022 of 381.5 million 2. Non - core items are presented as they are recorded Earnings Per Share Non - GAAP Reconciliations November 1, 2022 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 1 2022 EPS Attributable to Edison International

25 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non - GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non - core items. Non - core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non - GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Senior Manager (626) 302 - 2540 (626) 302 - 3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non - GAAP Financial Measures November 1, 2022